Exhibit 99.1

PRESS RELEASE
Editorial Contact:	For Release:
Leen Simonet	IMMEDIATE
(408) 764-4161	October 13, 2008
No. 1174

Coherent Updates Fourth Quarter Revenue Guidance, Announces Major Consolidation Initiative

Coherent, Inc. (NasdaqGS: COHR) has updated its revenue guidance for the fourth fiscal quarter ended September 27, 2008 to $141.0 million to $142.5 million, as compared to its prior revenue guidance of $154 million to $157 million. The company cited delivery push outs and lower orders predominantly from the microelectronics market as the primary reasons for the lower guidance. Details of the quarter will be discussed during the company’s quarterly conference call scheduled for 1:30 p.m. California time on Wednesday, November 5, 2008.

The company also announced today another major component of its EBITDA initiative. The company’s excimer laser site in Munich, Germany will be closed and the operations of the site will be consolidated into the company’s existing operation in Göttingen, Germany. The transfer will begin immediately and is scheduled for completion by the end of the company’s third quarter of fiscal 2009. It is anticipated that the pre-tax consolidation costs will be between $6-7 million, which will be incurred during the first three quarters of fiscal 2009. The resulting annual pre-tax savings are anticipated to be between $4.5-5.5 million, commencing in the fourth quarter of fiscal 2009. In conjunction with the previously announced closure of the company’s Auburn, California facility scheduled for March 2009, once completed the combined annual pre-tax savings from these footprint changes are projected to be between $8-10 million.

Forward-Looking Statements

This press release contains forward-looking statements, as defined under the Federal securities laws.  These forward-looking statements include the statements in this press release that relate to: the company’s revenue guidance; the consolidation of the company’s excimer laser facility in Munich, Germany with its existing operations in Göttingen, Germany; the timing for the completion of, the costs and timing of the costs associated with, and the annual savings associated with, this consolidation; the timing of the closure of the company’s facility in Auburn, California and the combined annual savings associated with the closure of the Munich and Auburn sites.   These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  Factors that could cause actual results to differ materially include risks and uncertainties, including but not limited to risks associated with adjustments coming out of the internal and external completion and review of our financial results, our ability to execute the footprint changes in a timely manner with minimal interruptions to our ongoing operations, the ability of our Göttingen, Germany facility to meet the company’s production needs following the consolidation, and other risks identified in the company’s SEC filings.  Readers are encouraged to refer to the risk disclosures described in the company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the company.  Actual results, events and performance may differ materially from those presented herein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Founded in 1966, Coherent, Inc. is a world leader in providing photonics based solutions to the commercial and scientific research markets and part of the Russell 2000. Please direct any questions to Leen Simonet, Chief Financial Officer at (408) 764-4161. For more information about Coherent, visit the company’s web site at http://www.coherent.com.

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